Exhibit 10.1

FIRST AMENDMENT

Patent and Technology License Agreement and Trademark Assignment

Between IGL Pharma, Inc. and QSAM Therapeutics Inc.

This Patent and Technology License Agreement and Trademark Assignment Amendment (the “Amendment”) is made and entered into as of November 17, 2021 (the “Effective Date”), by and between IGL Pharma, Inc., a Delaware corporation, (“IGL Pharma”) having its principal place of business at 1004 S. Velasco Street, Angleton, Texas 77515 and QSAM Therapeutics Inc., (“QSAM”) a Texas corporation having its principal place of business 3616 Far West Blvd, Suite 117-292, Austin, Texas 78731. IGL Pharma and QSAM are each referred to herein as a “Party” and collectively as the “Parties.”

The Parties desire to amend their Patent and Technology License Agreement and Trademark Assignment, effective April 20, 2020 (“Agreement”) by this Amendment, which upon the last signature date below by a Party (“Signature Date”), shall be effective as of the Effective Date above. The Parties agree that the various terms below refer to the Agreement where now amended and all other terms of the Agreement remain unchanged. The consideration for this Amendment is considered sufficient by the Parties based on the items now amended below.

These amendments are as follows:

Replace the present Section 3.1(b) entirely with the following wording:

Within ten (10) business days from the Effective Date, issue to IGL Pharma 500,000 shares of the parent company of QSAM, namely QSAM Biosciences Inc. (“Parent”).

Amend Section 3.1(d) as follows:

Delete the initial $25,000 number and replace with $35,000.

Amend Section 3.1(e) as follows:

Delete the initial $25,000 number and replace with $50,000.

Amend Section 3.1(f) as follows:

Delete the initial $25,000 number and replace with $75,000.

Amend Section 3.1(g) as follows:

Delete the initial $25,000 number and replace with $100,000.

Amend Section 3.1(h) as follows:

Delete the initial $25,000 number and replace with $150,000.

Amend Section 3.1(i) as follows:

Delete the initial $1,500,000 number and replace with $2,000,000.

Replace Sections 3.1m(i), (ii) and (iii) with following Section 3.1(m):

Five percent (5%) of all Sublicense Consideration received by QSAM at any time; and

Add a new Section 3.1(n) reading as follows:

Five percent (5%) of all value paid to QSAM or its Parent, or any other entity that controls or owns QSAM, including but not limited to a sublicensee of QSAM.

Replace Section 3.2 with the following:

3.2 Board Observer Rights. IGL Pharma shall have the right to observe and participate in any Board of Directors meeting of the Parent in which any scheduled agenda item may reasonably affect the rights of IGL Pharma under this Agreement.

All other terms of the Agreement remain unchanged.

This Amendment may be executed by the Parties in two or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. This Amendment may be executed by the Parties by the exchange of facsimile signature pages, with signed original counterparts of the Agreement to be exchanged by the Parties promptly thereafter.

IN WITNESS WHEREOF, the Parties’ represent that their respective duly authorized representatives hereto have executed this Amendment as of the dates below, which upon the last Signature Date below shall render this Amendment effective as of the Effective Date above.

QSAM Therapeutics Inc.		IGL Pharma, Inc.

By:	/s/ Douglas Baum	By:	/s/ R. Keith Frank

Name:	Douglas Baum	Name:	R. Keith Frank, PhD
Title:	CEO	Title:	Chairman
Date:	11/24/21	Date:	11/24/21

Understood and Accepted for the issuance of shares by:

QSAM Biosciences Inc.

By:	/s/ Douglas Baum

Name:	Douglas Baum
Title:	CEO
Date:	11/24/21

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